Exhibit 99.7


                                                                  EXECUTION COPY
                                                                  --------------



                              AMENDED AND RESTATED


                               OPERATING AGREEMENT


                                       OF


                         CHARTERMAC CAPITAL COMPANY, LLC











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SCHEDULES

Schedule A     -      Addresses for Notices

EXHIBITS

Exhibit A      -      Members and Membership Interests

Exhibit B      -      Allocations

Exhibit C      -      Exchange Rights Agreement

Exhibit D      -      Form of Certificate






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                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                         CHARTERMAC CAPITAL COMPANY, LLC

        THIS AMENDED AND RESTATED OPERATING AGREEMENT OF CHARTERMAC CAPITAL COMPANY, LLC, a Delaware limited liability company (the "Company"), dated as of November 17, 2003 (this "Agreement"), is entered into by and among CharterMac Corporation, a Delaware corporation, as managing member (the "Managing Member"), and the Persons (as defined below) whose names are set forth as Investor Members (as defined below) on Exhibit A attached hereto (as it may be amended from time to time), upon the execution and delivery by them of additional signature pages to this Agreement.

        WHEREAS, the Company was formed under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.) (as amended from time to time, the "Company Act"), by the filing of a Certificate of Formation of the Company with the Delaware Secretary of State on November 14, 2002 (as amended from time to time, the "Certificate") and the execution and delivery by the Managing Member of an operating agreement dated as of November 14, 2002 (the "Original Agreement");

        WHEREAS, the Company and certain of the Initial Investor Members (as defined below) entered into that certain contribution agreement dated as of December 17, 2002 (as amended from time to time, the "Contribution Agreement"), and the Company and the other Initial Investor Members entered into that certain contribution agreement dated as of November 17, 2003 (the "Fried Contribution Agreement") pursuant to which the parties thereto agreed that, subject to the terms of the Contribution Agreement and the Fried Contribution Agreement, as applicable, upon the occurrence of the closing under the Contribution Agreement and the Fried Contribution Agreement (the "Closing"), the Initial Investor Members would transfer the assets described in the Contribution Agreement and the Fried Contribution, as applicable, in exchange for the issuance by the Company to the Initial Investor Members of limited liability company interests in the Company and the payment of cash;

        WHEREAS, Closing under the Contribution Agreement and the Fried Contribution Agreement has occurred concurrently with the execution and delivery of this Agreement and each of the Persons identified on Exhibit A as an Investor Member is being admitted to the Company as an Investor Member in accordance with terms of this Agreement; and

        WHEREAS, the parties hereto desire that this Agreement amend and restate the Original Agreement in its entirety.

        NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:



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                                    ARTICLE 1
                                  DEFINED TERMS

        The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

        "Additional Investor Member" means a Person (other than an Initial Investor Member) that has executed and delivered an additional investor member signature page, has been admitted to the Company as an Investor Member pursuant to Section 4.3 hereof and is shown as such on Exhibit A to this Agreement.

        "Adjusted Capital Account Deficit" means with respect to any Member, the negative balance, if any, in such Member's Capital Account as of the end of any Company Year, determined after giving effect to the following adjustments:

               (a) credit to such Capital Account any portion of such negative balance which such Member (i) is treated as obligated to restore to the Company pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations, or (ii) is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

               (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

        "Adjusted Contribution" means the Capital Contributions of any Investor Member reduced by the total distributions to such Member other than distributions made pursuant to Section 5.1(a) and Section 5.1(b).

        "Adjustment" has the meaning set forth in the Contribution Agreement.

        "Affiliate" means,

               (a) with respect to any individual Person, (i) such Person's spouse, parents, parents-in-law, lineal descendents, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in-law and daughters-in-law or their respective spouses; (ii) any corporation, limited partnership or limited liability company in which all of the shares, partnership interests or membership interests are owned by such Person or the persons listed in (i); (iii) in the case of the death of such Persons or the persons listed in (i), a transfer by will or by the laws of intestate succession to executors, administrators, testamentary trustees, legatees or beneficiaries; and
        (iv) trusts, the only beneficiaries of which are listed in (i), (ii) or
        (iii) and/or are charitable organizations; and

               (b) with respect to any Entity, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any such Entity. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.



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        "Agreement" means this Amended and Restated Operating Agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

        "Assignee" means a Permitted Transferee who has not become a Substituted Investor Member and who has the rights set forth in Section 11.5.

        "Available Cash" means, with respect to the applicable period, the excess, if any, of

               (a) the gross cash receipts of the Company and its Subsidiaries for such period from all sources whatsoever, over

               (b) the total cash paid by the Company and its Subsidiaries during such period for all purposes of the Company whatsoever but not including (i) distributions to Members; (ii) any loans made by the Company to CharterMac, the Managing Member or any of their Affiliates that the Company does not control, directly or indirectly; (iii) any payments made with respect to any loans made by the Managing Member or its Affiliates to the Company; or (iv) any amounts paid by the Company pursuant to Section 7.5, plus any previously undistributed Available Cash from any prior period.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after the dissolution of the Company.

        "Capital Account" means, with respect to any Member, the capital account maintained in accordance with Sections 1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the Managing Member may make such modification; provided that it does not have a material adverse effect on the amounts distributable to any Investor Member pursuant to Article 13 hereof upon the dissolution of the Company.

        "Capital Contribution" means, with respect to any Member, any cash, cash equivalents or the Gross Asset Value of Contributed Property (less any debt assumed by the Company in respect thereof or to which such Contributed Property is subject) which such Member contributes or is deemed to contribute to the Company pursuant to Article 4 hereof.

        "Certificate" has the meaning set forth in the preamble.

        "CharterMac" means CharterMac, a statutory trust formed under the laws of Delaware.

        "CharterMac Distribution Date" means each date on which CharterMac makes a distribution with respect to CharterMac Common Shares.

        "CharterMac Common Shares" means common shares of beneficial interest of CharterMac.



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        "CharterMac Extraordinary Cash Transaction" has the meaning set forth in
8.2(d).

        "CharterMac Extraordinary Non-Cash Transaction" has the meaning set forth in 8.2(d).

        "CharterMac Extraordinary Transaction" means, with respect to CharterMac, a liquidation, dissolution, sale of all or substantially all of its assets, merger or consolidation (whether or not CharterMac is the surviving entity) the effect of which is the disposition of all or substantially all of CharterMac's assets or equity interests.

        "Closing" has the meaning set forth in the preamble.

        "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

        "Common Share Amount" has the meaning set forth in the Exchange Rights Agreement.

        "Common Units" means Units issued to the Managing Member.

        "Company" has the meaning set forth in the preamble.

        "Company Act" has the meaning set forth in the preamble.

        "Company Record Date" means the record date of the Company for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by CharterMac for a distribution to its beneficial owners with respect to CharterMac Common Shares.

        "Company Year" means the fiscal year of the Company, as set forth in
Section 9.2 hereof.

        "Consent of the Investor Members" means the consent or approval of a proposed action by Investor Members holding at least __% [insert percentage equal to Ross' Membership Interest plus .1%] of the Special Common Units given in accordance with Section 14.2 hereof; provided that if at any time there is no Investor Member which, together with its Affiliates, holds more than 50% of the outstanding Special Common Units, the "Consent of the Investor Members" shall mean the consent or approval of a proposed action by Investor Members holding more than 50% of the Special Common Units.

        "Contributed Property" means each asset contributed or deemed contributed to the Company by any Member.

        "Contribution Agreement" has the meaning set forth in the preamble.



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        "Depreciation" means, with respect to any asset of the Company for any
Company Year or other period, the depreciation, depletion, amortization or other cost recovery deduction, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such Company Year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset at the beginning of such Company Year or other period, Depreciation for such asset shall be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such Company Year or other period bears to the beginning adjusted tax basis of such asset; provided, further, that if the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such asset for such Company Year or other period is zero, Depreciation of such asset shall be determined with reference to the beginning Gross Asset Value of such asset using any reasonable method selected by the Managing Member with the Consent of the Investor Members, which shall not be unreasonably withheld.

        "Effective Date" means the date that the Closing occurs under the Contribution Agreement.

        "Employment Agreements" means those certain employment agreements between certain of the Investor Members or certain Affiliates of the Investor Members and the Company or its Affiliates (as amended from time to time).

        "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, statutory trust, real estate investment trust, limited liability company, limited liability partnership, cooperative, association or other legal entity.

        "Exchange Factor" has the meaning set forth in the Exchange Rights Agreement.

        "Exchange Right" has the meaning set forth in the Exchange Rights Agreement.

        "Exchange Rights Agreement" means that certain Exchange Rights Agreement among the Company, the Managing Member and the Investor Members dated as of the date hereof (as amended from time to time).

        "Fried Contribution Agreement" has the meaning set forth in the preamble.

        "Future Relations Agreement" means the Future Relations Agreement to be entered into between Stephen M. Ross and certain affiliated parties and CharterMac on or about the date hereof (as amended from time to time).

        "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

        "Gross Asset Value" means, with respect to any asset of the Company, such asset's adjusted basis for federal income tax purposes, except as follows:

               (a) the initial Gross Asset Value of any Contributed Property shall be the gross fair market value of such Contributed Property, without reduction for liabilities, as



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        determined by the contributing Member and the Managing Member on the date of contribution thereof;

               (b) if the Managing Member reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members, the Gross Asset Values of all Company assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and
        (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the Managing Member with the consent of the contributing Members, which shall not be unreasonably withheld, as of the following times:

                      (i) a Capital Contribution (other than a de minimis
               Capital Contribution) to the Company by a new or existing Member as consideration for a Membership Interest; or

                      (ii) the distribution by the Company to a Member of more
               than a de minimis amount of Company assets as consideration for the repurchase of a Membership Interest; or

                      (iii) the liquidation of the Company within the meaning of
               Section 1.704-1(b)(2)(ii)(g) of the Regulations;

               (c) the Gross Asset Values of Company assets distributed to any Member shall be the gross fair market values of such assets (taking
        Section 7701(g) of the Code into account) without reduction for liabilities, as reasonably determined by the Managing Member as of the date of distribution; and

               (d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection
        (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection
        (d).

        The Managing Member shall obtain the Consent of the Investor Members, which shall not be unreasonably withheld, to its determination of value under clause (c) and under clause (a), if the Managing Member or an Affiliate is contributing assets.

        At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Company's assets for purposes of computing Net Income and Net Loss.



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        "Incapacity" or "Incapacitated" means,

               (a) as to any individual Member, death, total physical disability or entry by a court of competent jurisdiction of an order adjudicating him incompetent to manage his person or his estate;

               (b) as to any corporation which is a Member, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;

               (c) as to any partnership which is a Member, the dissolution and commencement of winding up of the partnership;

               (d) as to any estate which is a Member, the distribution by the fiduciary of the estate's entire interest in the Company;

               (e) as to any trustee of a trust which is a Member, the termination of the trust (but not merely the substitution of a new trustee); or

               (f) as to any Member, the bankruptcy of such Member, which shall be deemed to have occurred when

                      (i) the Member commences a voluntary proceeding seeking
               liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect;

                      (ii) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member;

                      (iii) the Member executes and delivers a general
               assignment for the benefit of the Member's creditors;

                      (iv) the Member files an answer or other pleading
               admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (ii) above;

                      (v) the Member seeks, consents to or acquiesces in the
               appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member's properties;

                      (vi) any proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof;

                      (vii) the appointment without the Member's consent or
               acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or



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                      (viii) an appointment referred to in clause (vii) which
               has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

        "Indemnitee" means

               (a) any Person made a party to a proceeding by reason of such Person's status as

                      (i)    the Managing Member,

                      (ii) an officer of the Company,

                      (iii) a director or officer of the Managing Member, or

                      (iv) a director, trustee, member, or officer of any other
               Entity, if such Person is serving in such capacity at the request of the Company or the Managing Member; and

               (b) such other Persons (including Affiliates of a Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

        "Initial Investor Members" means APH Associates L.P., DLK Associates L.P., Marc Associates L.P., SJB Associates L.P., Fried Family 2001 Trust, J. Michael Fried and Related General II, L.P.

        "Interest Rate" means the prime rate of interest published from time to time by Citibank, N.A., or its successor, or, if such rate is not published, as determined by the Managing Member by any other reasonable means.

        "Investor Member" means each Person named as an Investor Member in Exhibit A, as such Exhibit may be amended from time to time, including any Substituted Investor Member or Additional Investor Member, in such Person's capacity as a member of the Company.

        "Investor Member Interest" means a Membership Interest of an Investor Member in the Company. An Investor Member Interest may be expressed as a number of Special Common Units.

        "IRS" means the Internal Revenue Service of the United States.

        "Joint and Several Guaranty" means the Joint and Several Guaranty to be entered into by Related Capital Company LLC, CharterMac, the Company and the Managing Member in favor of Fleet National Bank, as agent for itself, Merrill Lynch Community Development Company, LLC, and Citicorp USA, Inc.

        "Lien" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of



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others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

        "Liquidating Event" has the meaning set forth in Section 13.1 hereof.

        "Liquidator" has the meaning set forth in Section 13.2 hereof.

        "Lock-Up Agreement" means those certain Lock-Up Agreements from each Initial Investor Member, other than Fried Family 2001 Trust and J. Michael Fried, in favor of the Company and CharterMac dated as of the date hereof (as amended from time to time).

        "Make-Whole Distribution" means a distribution from the Company to the Investor Members in an amount equal to (a) the product of (i) the gain or income allocated to the Investor Members pursuant to Section 704(c) of the Code and
(ii) the maximum federal, state and local income tax rate (expressed as a decimal) of the Investor Members in the tax year in which such gain or income is recognized (taking into account whether income is treated as ordinary income or long-term capital gain, and not taking into account individual tax attributes such as passive losses) (b) divided by the difference between one (1) and such rate. In determining the maximum tax rate, there shall be taken into account any tax benefit actually realized by such Investor Members from the deductibility for federal income tax purposes of state and local income taxes.

        "Managing Member" has the meaning set forth in the preamble.

        "Managing Member Interest" means a Membership Interest held by the Managing Member, in its capacity as Managing Member. A Managing Member Interest may be expressed as a number of Common Units.

        "Member" means the Managing Member or an Investor Member, and "Members" means the Managing Member and the Investor Members collectively.

        "Membership Interest" means an ownership interest in the Company of a Member representing a Capital Contribution by such Member and includes a limited liability company interest and any and all benefits to which the holder of such Membership Interest may be entitled as provided in this Agreement or in the Company Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be expressed as a number of Units.

        "Net Income" or "Net Loss" means, for each calendar year or other applicable period, an amount equal to the Company's taxable income or loss for such year or period as determined for federal income tax purposes by the Managing Member, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows:

               (a) by including as an item of gross income any tax exempt income received by the Company and not otherwise taken into account in computing Net Income or Net Loss;



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               (b) by treating as a deductible expense any expenditure of the
        Company described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss, including amounts paid or incurred to organize the Company (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Company and by treating deductions for any losses incurred in connection with the sale or exchange of Company property disallowed pursuant to
        Section 267(a)(1) or 707(b) of the Code as expenditures described in
        Section 705(a)(2)(B) of the Code;

               (c) by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss;

               (d) by computing gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis;

               (e) in the event of an adjustment of the Gross Asset Value of any Company asset which requires that the Capital Accounts of the Company be adjusted pursuant to Sections 1.704 1(b)(2)(iv)(e), (f) and (g) of the Regulations, by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss pursuant to Exhibit B; and

               (f) by not taking into account in computing Net Income or Net Loss items separately allocated to the Members pursuant to Sections 1 and 2 of Exhibit B.

        "Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

        "Nonrecourse Liabilities" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

        "Original Agreement" has the meaning set forth in the preamble.

        "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

        "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

        "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).



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        "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Company year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

        "Permitted Members" has the meaning set forth in Section 1(b) of Exhibit B.

        "Permitted Transferee" means any person to whom Units are Transferred in accordance with Section 11.3 of this Agreement.

        "Person" means an individual or Entity.

        "Precontribution Gain" has the meaning set forth in Section 3(c) of Exhibit B.

        "Preferred Return" means, as of the date hereof, an amount equal to $1.9444 per annum for each Special Common Unit. Such amount shall be increased or decreased proportionally with, and at the same time as, increases (including extraordinary distributions) or decreases in the dividends paid on the immediately preceding dividend payment date (including any date on which extraordinary dividends were paid) and the then current dividend payment date paid with respect to CharterMac Common Shares, as adjusted for the Exchange Factor.

        "Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

        "Regulations" means the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

        "Restricted Member" has the meaning set forth in Section 1(b) of Exhibit B.

        "Section 5.1(c) Distribution" has the meaning set forth in Section 5.1.

        "Seventh Amended and Restated Loan Agreement" means the Seventh Amended and Restated Loan Agreement to be entered into among RCC Credit Facility, L.L.C., CharterMac, the Company and the Managing Member in favor of Fleet National Bank, as agent for itself, Merrill Lynch Community Development Company, LLC and Citicorp USA, Inc.

        "Special Common Units" means Units issued to the Investor Members.

        "Special Preferred Shares" has the meaning set forth in the Exchange Rights Agreement.

        "Subsidiary" means, with respect to any Person, any Entity of which a majority of

               (a) the voting power of the voting equity securities or

               (b) the outstanding equity interests,

is owned, directly or indirectly, by such Person.

        "Substituted Investor Member" means a Person who is admitted to the Company as a Member pursuant to Section 11.4 hereof.

        "Tax Items" has the meaning set forth in Section 3(a) of Exhibit B.

        "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

        "Transfer" as a noun, means any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer, and as a verb, means to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer.

        "Trust Agreement" means the Second Amended and Restated Trust Agreement of CharterMac dated as of November 17, 2003, as amended from time to time.

        "Unit" means a fractional, undivided share of the Membership Interests of all Members issued pursuant to Sections 4.1, 4.2 and 4.3. The number of Units outstanding in the Company are set forth in Exhibit A, as such Exhibit may be amended from time to time. The ownership of Units shall be evidenced by certificates for Units, which certificates shall be substantially in the form attached hereto as Exhibit D, unless the Managing Member determines in writing that the Units shall be uncertificated. Units held by the Managing Member shall be "Common Units" and Units held by the Investor Members shall be "Special Common Units".

        Certain additional terms and phrases have the meanings set forth in the preamble and text of this Agreement and Exhibit B hereto.

                                   ARTICLE 2
                             ORGANIZATIONAL MATTERS

        2.1     Continuation

                The Members hereby agree to continue the Company under and pursuant to the Company Act. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Company Act. The Membership Interest of each Member shall be personal property for all purposes.

        2.2     Name

                The name of the Company shall continue to be CharterMac Capital Company, LLC. The Company's business may be conducted under any other name or names deemed advisable by the Managing Member.



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        2.3     Registered Office and Agent; Principal Office

                The address of the registered office of the Company in the State of Delaware and the name and address of the registered agent for service of process on the Company in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover (Kent County), Delaware 19901. The principal office of the Company shall be 625 Madison Avenue, New York, NY 10022, or such other place as the Managing Member may from time to time designate by notice to the Investor Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

        2.4     Power of Attorney

                (a) Each Investor Member and each Assignee hereby constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys in fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney in fact, with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

                        (i) all certificates, documents and other instruments
                that the Managing Member or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in all jurisdictions in which the Company may or plans to conduct business or own property, provided that such certificates and other instruments do not include any substantive provisions inconsistent with or not included in this Agreement;

                        (ii) all instruments that the Managing Member deems
                appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement provided such amendment, change, modification or restatement has been adopted in accordance with this Agreement;

                        (iii) all conveyances and other instruments or documents
                that the Managing Member or the Liquidator deems appropriate or necessary to reflect the dissolution and winding up of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and

                        (iv) all instruments relating to the admission,
                resignation, removal or substitution of any Member pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Member;.

Nothing contained herein shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

                (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Managing Member and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Investor Member or Assignee and the Transfer of all or any portion of such Investor Member's or Assignee's Units and shall extend to such Investor Member's or Assignee's heirs, successors, assigns and personal representatives.

        2.5     Term

                The term of the Company commenced on the date of filing of the Certificate and shall continue until the Company is dissolved pursuant to the provisions of Article 13 or as otherwise provided by law.

        2.6     Authorized Person

                The Managing Member is hereby designated as the "authorized person" of the Company within the meaning of the Company Act, and shall execute, deliver and file any amendments and/or restatements of the Certificate and any other certificates (and any corrections, amendments and/or restatements thereof) required or permitted by the Company Act to be filed with the Secretary of State of the State of Delaware.


                                    ARTICLE 3
                                     PURPOSE

        3.1     Purpose and Business

                The purpose and nature of the business to be conducted by the Company is to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Company Act including, without limitation, to engage in the following activities:

                        (i) to acquire, hold, own, improve, maintain, operate,
                sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with the assets acquired pursuant to the Contribution Agreement and the Fried Contribution Agreement;

                        (ii) to undertake such other activities as may be
                necessary, advisable, desirable or convenient to the business of the Company; and

                        (iii) to engage in such other ancillary activities as
                shall be necessary or desirable to effectuate the foregoing purposes.

        3.2     Powers

                In connection with carrying out the purpose and business of the Company set forth in Section 3.1, but subject to all of the terms, covenants, conditions and limitations contained in the Trust Agreement, this Agreement and any other agreement entered into by the Company, the Company shall have full power and authority to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other Lien, and, directly or indirectly, to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company. The Company also is empowered to do any and all acts and things necessary, appropriate or advisable to ensure that the Company will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

        4.1     Capital Contributions of the Members

                (a) The Members have made initial Capital Contributions having the respective values set forth on Exhibit A.

                (b) Each Member shall own Units in the amounts set forth for such Member in Exhibit A. If required pursuant to the Contribution Agreement, the Company shall issue additional Special Common Units to Investor Members in payment of the Adjustment.

                (c) Except as provided in Sections 4.2 and 10.5, the Members shall have no obligation to make any additional Capital Contributions or loans to the Company.

        4.2     Additional Funds

                (a) The sums of money required to finance the business and affairs of the Company shall be derived from the initial Capital Contributions made to the Company by the Members as set forth in Section
        4.1 and from funds generated from the operations and business of the Company.

                (b) In the event additional financing is needed from sources other than as set forth in Section 4.2(a) for any reason, the Managing Member may, in its sole and absolute discretion, in such amounts and at such times as it solely shall determine to be necessary or appropriate (subject to the requirements of Section 4.2(d)),

                        (i) Subsequent to the date that the provisions of
                Section 8.2(b) are no longer applicable, cause the Company to issue additional Membership Interests and admit Additional Investor Members in accordance with Section 4.3;

                        (ii) make additional Capital Contributions to the
                Company;

                        (iii) cause the Company to borrow money, enter into loan
                arrangements, issue debt securities, obtain letters of credit or otherwise borrow money on a secured or unsecured basis;

                        (iv) make a loan or loans to the Company, provided, that
                the Company shall not borrow money from the Managing Member, CharterMac or any of their respective Affiliates unless repayment thereof is expressly prohibited except if the

                Company has sufficient cash to make the distributions due to the Investor Members for the period of such borrowing, and all accrued but unpaid Preferred Returns, and interest thereon; or

                        (v) subject to Section 8.2(b), sell any assets or
                properties directly or indirectly owned by the Company.

                (c) Except as provided in Section 10.5, the Investor Members shall not be required to make any additional Capital Contributions or any loans to, or otherwise provide any financial accommodation for the benefit of, the Company.

                (d) (i) During each Company Year, in respect of each CharterMac Distribution Date which relates to a distribution period ending within such Company Year, if the Company does not have Available Cash sufficient to make the distributions described in Section 5.1(a) (the amount of each such insufficiency, a "Quarterly Distribution Shortfall"), the Managing Member shall contribute to the Company, on or prior to such CharterMac Distribution Date, cash in the amount equal to the lesser of (1) such Quarterly Distribution Shortfall and (2) the amount equal to (x) the aggregate Preferred Return for all Special Common Units for such Company Year (which shall be determined by annualizing the distributions over such Company Year, except for the distribution relating to the final distribution period during such Company Year which will be based on the actual distributions made in such Company Year) minus (y) $5,000,000 (provided, however, that in the initial Company Year, such amount shall be pro rated based on (i) the number of days between the Closing and the end of the initial Company Year divided by (ii) 365) minus (z) the aggregate contributions or loans previously made pursuant to this Section 4.2(d)(i) with respect to distribution periods ending within such Company Year. The Managing Member may make any such contribution by means of a loan complying with
        Section 4.2(b)(iv) (in which case such contribution shall not be deemed a Capital Contribution) or by a Capital Contribution; the amount of such loan or Capital Contribution shall be distributed in accordance with
        Section 5.1 on such CharterMac Distribution Date.

                        (ii) If, at the end of the last distribution period
                within such Company Year in which there is not sufficient Available Cash to pay the Preferred Return, the aggregate amount contributed by the Managing Member for all prior distribution periods within such Company Year exceeds the amount equal to (A) the aggregate Preferred Return for all Special Common Units for such Company Year minus (B) $5,000,000 (provided, however, that in the initial Company Year, such amount shall be pro rated based on (i) the number of days between the Closing and the end of the initial Company Year divided by (ii) 365), then the amount of such excess shall be subtracted from the amount otherwise required to be distributed to the Investor Members pursuant to Section 5.1(a) on the last CharterMac Distribution Date which relates to such last distribution period within such Company Year; provided, that, if the amount to be subtracted exceeds the amount to be distributed to the Investor Members on such CharterMac Distribution Date, then the Investor Members shall be required to contribute on such CharterMac Distribution Date such excess to the Company, pro rata according to their proportionate share of the Special Common Units on such CharterMac Distribution Date (and the amount so contributed shall reduce distributions for purposes of
                Section 2(h) of Exhibit B).

                (e) In the event that, in respect of any CharterMac Distribution Date, the Company does not have Available Cash (after giving effect to any contributions made pursuant to Section 4.2(d) and the penultimate sentence of Section 5.1) sufficient to make the distributions described in Section 5.1(a) and Section 5.1(b), to the extent that the Company has made any loan to the Managing Member or its Affiliates, which has not been fully repaid, or made any payments pursuant to Section 7.5, which have not been fully reimbursed, the Managing Member or its Affiliates shall repay such loan and/or reimburse such indemnification payment, prior to such CharterMac Distribution Date, in cash in the amount equal to such insufficiency.

        4.3 Issuance of Additional Membership Interests; Admission of Additional Investor Members

                (a) Subsequent to the date that the provisions of Section 8.2(b) are no longer applicable, in addition to any additional Special Common Units issuable to the Investor Members by the Company pursuant to
        Section 4.1, the Managing Member is authorized (with any required Consent of the Investor Members as provided in Section 8.2(b)) to cause the Company to issue additional Membership Interests (or options therefor) in the form of Units or other Membership Interests in one or more series or classes, or in one or more series of any such class senior or junior to the Units to any Persons at any time or from time to time, and on such terms and conditions, as the Managing Member shall establish in each case, subject to Delaware law, including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each class or series of Membership Interests,
        (ii) the right of each class or series of Membership Interests to share in Company distributions, and (iii) the rights of each class or series of Membership Interest upon dissolution and winding up of the Company.

                (b) Subsequent to the date that the provisions of Section 8.2(b) are no longer applicable and subject to the limitations set forth in
        Section 4.3(a) and the provisions of Section 12.2, the Managing Member may take such steps as it, in its sole and absolute discretion, deems necessary or appropriate to admit any Person as an Additional Investor Member of the Company or to issue any Membership Interests, including, without limitation, amending the Certificate, Exhibit A or any other provision of this Agreement.

        4.4     No Third Party Beneficiary

                To the maximum extent permitted by law and except for the rights of Indemnitees under Section 7.5, no creditor or other third party having dealings with the Company shall have the right to enforce the right or obligations of any Member to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

        4.5     No Preemptive Rights

                Subject to any preemptive rights that may be granted in connection with the issuance of additional Membership Interests pursuant to
Section 4.3, no Person shall have any preemptive or other similar right with respect to

                (a) additional Capital Contributions or loans to the Company; or

                (b) issuance or sale of any Units or other Membership Interests.

                                    ARTICLE 5
                                  DISTRIBUTIONS

        5.1     Regular Distributions

                Except for distributions pursuant to Section 13.2 in connection with the dissolution and winding up of the Company, and subject to the provisions of Sections 5.2, 5.3 and 5.4, the Managing Member shall cause the Company to distribute to the Members on each CharterMac Distribution Date an amount of the Available Cash (plus any contributions or payments pursuant to Section 4.2(d) or Section 4.2(e)), as of the applicable Company Record Date, as follows:

                (a) First, to the Investor Members, an amount equal to the Preferred Return per Special Common Unit distributable to each Investor Member (or an applicable percentage thereof to the extent distributions are made quarterly or otherwise more than once per Company Year); and

                (b) Second, to the Investor Members, an amount equal to the amount of any Preferred Return not distributed on any prior CharterMac Distribution Date because the Company had insufficient Available Cash (including any contributions, loans or loan repayments pursuant to Section 4.2(d) or Section 4.2(e)), together with interest on such amount at the Interest Rate as in effect from time to time, compounded annually; and

                (c) Thereafter, to the Managing Member, such amount as is determined by the Managing Member in its sole and absolute discretion.

provided, however, that (i) in respect of the first CharterMac Distribution Date after the Effective Date, the Preferred Return distributable pursuant to Section 5.1(a) shall be prorated for the period from the Effective Date to the end of the applicable distribution period, (ii) with respect to Special Common Units issued in connection with the Adjustment, the Preferred Return shall accrue from, and shall be prorated in arrears to, the Effective Date, (iii) in no event may a Member receive a distribution of Available Cash with respect to a Unit (or portion thereof) if such Member is entitled to receive a distribution with respect to CharterMac Common Shares for which such Unit has been exchanged covering the period or portion thereof to which such distribution of Available Cash relates, and (iv) the Managing Member shall not make a distribution under
Section 5.1(c) at a time when there is accrued and unpaid Preferred Return, or interest thereon, due to the Investor Members for any prior period. If, in any Company Year, there have been distributions pursuant Section 5.1(c) (each, a "Section 5.1(c) Distribution"), and on a later CharterMac Distribution Date in such Company Year there exists a Quarterly Distribution Shortfall, the Managing Member shall contribute to the Company, prior to such CharterMac Distribution Date, cash in an amount equal to the lesser of such Quarterly Distribution Shortfall and the aggregate of the
Section 5.1(c) Distributions for such Company Year, which shall be Available Cash and which the Company shall distribute on such CharterMac Distribution Date pursuant to this Section 5.1. The preceding sentence shall be applied prior to the application of Section 4.2(d).

        5.2     Withholding

                With respect to any withholding tax or other similar tax liability or obligation to which the Company may be subject as a result of any act or status of any Member or to which the Company becomes subject with respect to any Unit, the Company shall have the right to withhold amounts of Available Cash distributable to such Member or with respect to such Units, to the extent of the amount of such withholding tax or other similar tax liability or obligation pursuant to the provisions contained in Section 10.5. Prior to withholding, the Managing Member shall endeavor to (i) provide reasonable advance notice to the Investor Members, which shall provide the basis for withholding and (ii) if requested, discuss the need to withhold with the Investor Members.

        5.3     Additional Membership Interests

                Subsequent to the date that the provisions of Section 8.2(b) are no longer applicable, if the Company issues additional Membership Interests in accordance with Article 4, the distribution priorities set forth in Section 5.1 shall be amended by the Managing Member acting alone, as necessary or advisable, to reflect the distribution priority of such Membership Interests and corresponding amendments shall be made to the provisions of Exhibit B.

        5.4     Distributions Upon Liquidation

                Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after the dissolution and during the period of winding up of the Company shall be distributed to the Members in accordance with Section 13.2.

        5.5     Limitations on Distributions

                Notwithstanding any other provision contained in this Agreement, the Company, and the Managing Member on behalf of the Company, shall not be required to make any distribution to a Member in respect of its interest in the Company if such distribution would violate the Company Act or other applicable law.

                                    ARTICLE 6
                                   ALLOCATIONS

        6.1     Allocations

                Net Income, Net Loss and other Company items shall be allocated pursuant to the provisions of Exhibit B.

        6.2     Revisions to Allocations to Reflect Issuance of Membership
 Interests

                Subsequent to the date that the provisions of Section 8.2(b) are no longer applicable, if the Company issues Membership Interests in accordance with Article 4, the Managing Member shall make such revisions to this Article 6 and Exhibit B as it deems necessary to reflect the terms of the issuance of such Membership Interests, including making preferential allocations to classes or series of Membership Interests that are entitled thereto.

                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

        7.1     Management

                (a) (i) Except as set forth in Section 8.2(b) and subject to the Trust Agreement, full, complete and exclusive discretion to manage and control the business and affairs of the Company are and shall be vested in the Managing Member, and no Investor Member shall have any authority to act for or bind the Company or any right to participate in or exercise control or management power over the business and affairs of the Company.

                        (ii) Subject to the provisions of Section 8.2(b), in
                addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or which are granted to the Managing Member under any other provision of this Agreement, the Managing Member shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof.

                        (iii) The Managing Member may from time to time delegate
                its authority to agents, officers and other employees of itself or the Company which it may appoint, hire or contract with at the Company expense, provided, that the cost to the Company of the services of such Persons who are also officers or employees of Affiliates of the Managing Member shall be based on a pro rata allocation of their time.

                        (iv) The Managing Member may not be removed, with or
                without cause.

                (b) (i) Each of the Investor Members agrees that, subject to
        Section 8.2(b), the Managing Member is authorized to execute, deliver and perform all agreements and transactions on behalf of the Company without any further act, approval or vote of the Members to the fullest extent permitted under the Company Act or other applicable law, rule or regulation.

                        (ii) The execution, delivery or performance by the
                Managing Member or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty that the

                Managing Member may owe the Company or the Investor Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                        (iii) Notwithstanding any other provision of this
                Agreement to the contrary, the execution, delivery and performance by the Managing Member on behalf of the Company of the Contribution Agreement and the Fried Contribution Agreement are hereby ratified, approved and confirmed in all respects and the Company, and the Managing Member on behalf of the Company, may execute, deliver and perform the Exchange Rights Agreement, the Lock-Up Agreements, the Shared Services Agreement, the Other Services Agreement, the Trade Name License Agreement, the Seventh Amended and Restated Loan Agreement, the Joint and Several Guaranty and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person.

                (c) Notwithstanding any other provision of this Agreement to the contrary, without the prior determination by at least a majority of the Independent Trustees (as defined in the Exchange Rights Agreement) that in their business judgment there is a business reason (independent of the impact of such action on distributions pursuant to Section 5.1) why the Acquired Businesses (as defined in the Contribution Agreement) should not be conducted by the Company or its Subsidiaries, neither the Managing Member nor any of its Affiliates (other than the Company and its Subsidiaries) shall, directly or indirectly, enter into or conduct any of the Acquired Businesses conducted by Related Capital Company prior to the Effective Date.

        7.2     Reimbursement of the Managing Member; No Compensation

                (a) The Managing Member shall be reimbursed for all out-of-pocket expenses that it incurs on behalf of the Company.

                (b) Such reimbursement shall be in addition to (but without duplication of) any reimbursement made as a result of indemnification pursuant to Section 7.5 hereof.

                (c) The Managing Member may receive compensation from the Company for the performance of its duties under this Agreement unless it adversely impacts distributions pursuant to Section 5.1.

        7.3     Outside Activities of the Managing Member

                Subject to Section 7.1(c), the Managing Member and its Affiliates may directly or indirectly enter into or conduct any business whether or not in connection with the business of the Company and whether or not competitive with the business of the Company, and such activities as are incidental thereto.

        7.4     Contracts with Affiliates

                (a) (i) The Company may lend or contribute funds or other assets to its Affiliates or other Persons in which it has an equity investment and such Affiliates and

        Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member (but provided that such terms are no less favorable to the Company than arm's length).

                        (ii) The foregoing authority shall not create any right
                or benefit in favor of any Affiliate or any other Person.

                (b) Subject to any required Consent of the Investor Members pursuant to Section 8.2(b)(v), the Company may in the ordinary course of business Transfer assets to Entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the Managing Member, in its sole and absolute discretion, may determine.

                (c) The Company may enter into contracts with the Managing Member or its Affiliates (to obtain or provide goods or services, to purchase or sell assets or for any other purpose) on such terms as the Managing Member, in its sole and absolute discretion, may determine (but provided that such terms are no less favorable to the Company than arm's length).

                (d) The Managing Member, in its sole and absolute discretion and without approval of the Investor Members, may propose and adopt, on behalf of the Company, employee benefit plans and similar plans funded by the Company for the benefit of employees of the Company, the Managing Member, any Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Company, the Managing Member, any Subsidiaries of the Company or any Affiliate of any of them, provided that such plans may not provide for the issuance of Units or Membership Interests, or options to acquire Units or Membership Interests, or other securities convertible into or exchangeable for Units or Membership Interests, except in accordance with Section 8.2(b).

                (e) The Managing Member is expressly authorized to enter into, in the name and on behalf of the Company, a "right of first opportunity" or "right of first offer" arrangement, non-competition agreements and other conflict avoidance agreements with various Affiliates of the Company and the Managing Member, on such terms as the Managing Member, in its sole and absolute discretion, believes are advisable, subject to any applicable limitations on the authority of the Managing Member otherwise set forth in this Agreement.

        7.5     Indemnification

                (a) (i) To the fullest extent permitted by Delaware law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that such Indemnitee becomes subject to or liable for by reason of the formation, operation, dissolution or termination of the Company or the authorized actions of such Indemnitee in connection with the conduct of the affairs of the Company, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such Indemnitee's action constituted intentional acts or omissions constituting willful misconduct or fraud.

                        (ii) Any indemnification pursuant to this Section 7.5
                shall be made only out of the assets of the Company, and neither the Managing Member nor any Investor Member shall have any obligation to contribute to the capital of the Company, or otherwise provide funds, to enable the Company to fund its obligations under this Section 7.5.

                (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the proceeding so long as such Indemnitee or a Person on such Indemnitee's behalf shall have provided the Company with a written undertaking to reimburse the Company for all amounts advanced if it is ultimately determined that such Indemnitee is not entitled to indemnification hereunder.

                (c) The indemnification provided by this Section 7.5 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote or consent of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

                (d) The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                (e) In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

                (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.5 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                (g) (i) The provisions of this Section 7.5 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                        (ii) Any amendment, modification or repeal of this
                Section 7.5 or any provision hereof shall be prospective only and shall not in any way affect the Company's liability to any Indemnitee under this Section 7.5, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        7.6     Liability of the Managing Member

                (a) Notwithstanding anything to the contrary set forth in this Agreement, the Managing Member and its officers and directors shall not be liable for monetary damages to the Company, any Members or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission unless the Managing Member acted in bad faith or breached an explicit term of this Agreement and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

                (b) The Investor Members expressly acknowledge that the Managing Member is acting on behalf of the Company and the Managing Member's Affiliates (including CharterMac) collectively, that the Managing Member, subject to the provisions of Section 8.2(b) and Section 8.2(d) hereof, is under no obligation (fiduciary or otherwise) to consider the separate interest of the Investor Members (including, without limitation, the tax consequences to Investor Members or Assignees) in deciding whether to cause the Company to take (or decline to take) any actions, and that the Managing Member shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Investor Members in connection with such decisions, provided that the Managing Member has acted in good faith.

                (c) The Managing Member shall not be responsible for any misconduct or negligence on the part of any agent appointed by the Managing Member in good faith.

                (d) Whenever this Agreement or any other agreement contemplated hereby provides that the Managing Member, any of its Affiliates or any Indemnitee is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the Managing Member or such Affiliate or Indemnitee shall be entitled to consider such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any Member, or (ii) in its "good faith" or under another express standard, the Managing Member, such Affiliate or any Indemnitee shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law or equitable principles.

                (e) To the extent that, at law or in equity, the Managing Member, any of its Affiliates or any Indemnitee has duties (including fiduciary duties) and liabilities relating thereto, to the Company or any Member, the Managing Member or such Affiliate or Indemnitee acting under this Agreement shall not be liable to the Company or any Member for its good faith reliance on the provisions of this Agreement; provided that nothing contained in this Section 7.6(e) shall relieve the Managing Member from liability under Section 7.6(a) in respect of a breach of an explicit term of this Agreement. The provisions of this Agreement, to the extent they restrict the duties and liabilities of the

        Managing Member, any of its Affiliates or any such Indemnitee otherwise existing at law or in equity, are agreed by the Members to completely replace such other duties and liabilities of the Managing Member or such Affiliate or Indemnitee.

                (f) Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member's and its officers' and directors' liability to the Company and the Investor Members under this
        Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

        7.7     Other Matters Concerning the Managing Member

                (a) The Managing Member may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

                (b) The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such Managing Member reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                (c) (i) The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys in fact.

                        (ii) In the event an attorney in fact is acting on
                behalf of the Managing Member, such attorney in fact shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the Managing Member hereunder.

        7.8     Reliance by Third Parties

                (a) Except in connection with actions requiring the Consent of the Investor Members under Section 8.2(b), but otherwise notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the

        Managing Member as if the Managing Member were the Company's sole party in interest, both legally and beneficially.

                (b) Each Investor Member hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing other than in connection with actions requiring the Consent of the Investor Members under Section 8.2(b).

                (c) Except in connection with actions requiring the Consent of the Investor Members under Section 8.2(b), in no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives.

                (d) Except in connection with actions requiring the Consent of the Investor Members under Section 8.2(b), each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that

                        (i) at the time of the execution and delivery of such
                certificate, document or instrument, this Agreement was in full force and effect;

                        (ii) the Person executing and delivering such
                certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company; and

                        (iii) such certificate, document or instrument was duly
                executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF INVESTOR MEMBERS

        8.1     Limitation of Liability

                The Investor Members shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Company Act.

        8.2     Management of Business

                (a) No Investor Member or Assignee (other than the Managing Member or any authorized officer, director, employee or agent of the Managing Member or the Company, in their capacity as such) shall take part in the operation, management or control of the Company's business, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company. No Investor Member shall have the right to vote on or grant or withhold consent to any matter hereunder or under the Company Act, except as otherwise provided in this Agreement.

                (b) Notwithstanding Section 8.2(a) but subject to Section 8.2(c), the Managing Member shall not, without the prior Consent of the Investor Members, which may be granted in their sole and absolute discretion, cause the Company (and in the case of clauses (ii), (iii), (v) and (vi), the Company's Subsidiaries) to:

                        (i) dissolve or liquidate;

                        (ii) sell, assign, transfer or pledge assets outside the
                ordinary course of business, provided however, that such Consent shall not be required if such sale, assignment, transfer or pledge (which actions may take the form of a merger or consolidation in which neither the Company nor its Affiliates retains any interest) is to an unaffiliated third party and at the time of the transaction the Company distributes to the Investor Members, in addition to amounts to which they are otherwise entitled pursuant to this Agreement, the Make-Whole Distribution and provided further that the foregoing proviso shall not affect the provisions of this Agreement relating to CharterMac Extraordinary Transactions, which transactions are subject to such other provisions of this Agreement;

                        (iii) merge or consolidate with another entity where the
                Company (or, in the case of a merger or consolidation of a Subsidiary of the Company, such Subsidiary) (x) is not the surviving entity; (y) issues Units in connection with such merger or consolidation; or (z) makes any change in this Agreement or in the Certificate;

                        (iv) except as provided in Section 8.6 or Section
                13.2(b), distribute to the Investor Members assets other than cash;

                        (v) transfer assets or effect a transaction that in
                either case would accelerate the recognition of gain or income to the Investor Members pursuant to Section 704(c) of the Code or otherwise change the method of allocation pursuant to Section 704(c) of the Code, provided however, that such Consent shall not be required if such transfer is to, or transaction is with (which actions may take the form of a merger or consolidation in which neither the Company nor its Affiliates retains any interest), an unaffiliated third party and at the time of the transaction the Company distributes to the Investor Members, in addition to amounts to which they are otherwise entitled pursuant to this Agreement, the Make-Whole Distribution and provided further that the foregoing proviso shall not affect the provisions of this Agreement relating to CharterMac Extraordinary Transactions, which transactions are subject to such other provisions of this Agreement;

                        (vi) issue additional Units or Membership Interests, or
                options to acquire Units or Membership Interests, or other securities convertible into or exchangeable for Units or Membership Interests, except in accordance with Section 4.1;

                        (vii) amend this Agreement except as expressly permitted
                by Article 14; and

                        (viii) revoke the tax elections described in Sections
                10.2(a) or (b).

                (c) The Managing Member shall not be required to obtain the Consent of the Investor Members pursuant to this Agreement in the following instances:

                        (i) subject to satisfaction of the requirements of
                Section 8.2(d), if any of the events otherwise requiring Consent of the Investor Members pursuant to Section 8.2(b) will occur in connection with (i) a CharterMac Extraordinary Non-Cash Transaction that is consummated more than five years after the Effective Date or (ii) CharterMac Extraordinary Cash Transaction;

                        (ii) with respect to the consent right set forth in
                Section 8.2(b)(vi), at the time there is no more than one Investor Member, if the Managing Member determines to issue up to one hundred Common Units to an Affiliate of the Managing Member;

                        (iii) except with respect to the consent right set forth
                in Section 8.2(b)(vii) (which action shall always require the Consent of the Investor Members), from and after the time when Investor Members own in the aggregate less than 25% of the Special Common Units held by all Investor Members following the completion of the issuance of Special Common Units pursuant to the Contribution Agreement;

                        (iv) except with respect to the consent right set forth
                in Section 8.2(b)(vii) (which action shall always require the Consent of the Investor Members), (x) from and after five (5) years following the Effective Date with respect to Sections 8.2(b)(ii), (iii) and (v) if the transaction is with an unaffiliated third party (at which time the obligation to pay the Make-Whole Distribution shall also terminate) and (y) from and after ten (10) years following the Effective Date with respect to Sections 8.2(b)(i), (ii), (iii), (iv), (v), (vi) and
                (viii); and

                        (v) if any of the events otherwise requiring Consent of
                the Investor Members pursuant to Sections 8.2(b)(ii), (iii), (v) and (vi) are undertaken by a Subsidiary of the Company or the Company (x) with respect to assets acquired by such Subsidiary of the Company or the Company after the date hereof (so long as such event does not accelerate the recognition of gain or income pursuant to Section 704(c) of the Code with respect to assets contributed pursuant to the Contribution Agreement) or (y) with respect to any assets owned by the Company or a Subsidiary of the Company in a manner which (A) does not cause the Investor Members to accelerate the recognition of gain or income pursuant to Section 704(c) of the Code with respect to assets contributed pursuant to the Contribution Agreement and (B) if in connection with a merger or consolidation contemplated by Section 8.2(b)(iii) in which the Company or its Affiliates retain an interest, does not involve (A) an entity other than the Company or its subsidiary, if applicable, being the surviving entity, (B) the issuance of Units in connection with such merger or consolidation; or (C) any change in this Agreement or in the Certificate.

                (d) With respect to a CharterMac Extraordinary Transaction:

                        (i) For a period of ten years following the Effective
                Date, CharterMac shall use its reasonable efforts to structure any CharterMac Extraordinary Cash Transaction in a manner that would permit the Investor Members to continue to be entitled to own their Special Common Units and be entitled to their rights under this Agreement, including this Section 8.2(d), so long as such structuring does not adversely affect the economics available to CharterMac's beneficial owners generally pursuant to such CharterMac Extraordinary Cash Transaction. For the avoidance of doubt, after the ten-year period following the Effective Date, there shall be no restrictions on how CharterMac structures a CharterMac Extraordinary Cash Transaction.

                                (A) In connection with a CharterMac
                        Extraordinary Cash Transaction which cannot reasonably be structured so that the Investor Members continue to own their Special Common Units and be entitled to their rights under this Agreement, including this Section 8.2(d), the Investor Members shall be required to exchange their Special Common Units pursuant to the Exchange Rights Agreement upon the closing of such CharterMac Extraordinary Cash Transaction.

                        (ii) In connection with a CharterMac Extraordinary
                Non-Cash Transaction occurring during the five-year period following the Effective Date, the Investor Members shall continue to be entitled to own their Special Common Units and be entitled to their rights under this Agreement, including this
                Section 8.2(d), during the five year period following the Effective Date.

                        (iii) In connection with a CharterMac Extraordinary
                Non-Cash Transaction occurring during the ten-year period following the Effective Date, CharterMac shall use its reasonable efforts to structure such CharterMac Extraordinary Non-Cash Transaction in a manner that would permit the Investor Members to continue to be entitled to own their Special Common Units and be entitled to their rights under this Agreement, including this Section 8.2(d), during the period commencing five years after the Effective Date and ending ten years after the Effective Date, so long as such structuring does not adversely affect the economics available to CharterMac's beneficial owners generally pursuant to such CharterMac Extraordinary Non-Cash Transaction. For the avoidance of doubt, after the ten-year period following the Effective Date, there shall be no restrictions on how CharterMac structures a CharterMac Extraordinary Non-Cash Transaction.

                                (A) In connection with a CharterMac
                        Extraordinary Non-Cash Transaction occurring after the fifth anniversary of the Effective Date, which cannot reasonably be structured so that the Investor Members continue to be entitled to own their Special Common Units and be entitled to their rights under this Agreement, including this Section 8.2(d), the Investor Members shall be required to exchange their Special Common Units pursuant to the Exchange Rights Agreement upon the closing of such CharterMac Extraordinary Non-Cash Transaction.

                        (iv) If the Investor Members continue to own their
                Special Common Units after a CharterMac Extraordinary Transaction (A) the Preferred Return shall thereafter be fixed at the amount per Special Common Unit applicable to the distributions pursuant to Section 5.1 for the twelve (12) month period ending at the quarter-end prior to the closing of such CharterMac Extraordinary Transaction, and for purposes of
                Section 5.1 the last day of each calendar quarter thereafter shall be deemed to be a CharterMac Distribution Date, and (B) if the CharterMac could not reasonably structure the transaction to permit the Investor Members to continue to be entitled to own their Special Common Units for the period of ten years following the Effective Date in accordance with this Section 8.2(d), then after the period ending five years following the Effective Date, the Investor Members agree that they will submit their Special Common Units for exchange pursuant to the Exchange Rights Agreement within ten (10) business days following receipt of written notice from the Company requesting such exchange.

                For purposes of this Section 8.2(d), a "CharterMac Extraordinary Cash Transaction" means any CharterMac Extraordinary Transaction in which the cash consideration to be received by CharterMac's beneficial owners is greater than 50% of the aggregate value of the consideration to be received by CharterMac's beneficial owners and a "CharterMac Extraordinary Non-Cash Transaction" means any CharterMac Extraordinary Transaction in which the cash consideration to be received by CharterMac's beneficial owners is 50% or less of the aggregate value of the consideration to be received by CharterMac beneficial owners.

                (e) The transaction of any of the Company's business by the Managing Member or any officer, director, employee or agent of the Managing Member or the Company, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Investor Members or Assignees under this Agreement.

        8.3     Outside Activities of Investor Members

                (a) Subject to any agreements entered into pursuant to Section
        7.4 hereof and any other agreements entered into by an Investor Member or its Affiliates with the Company, its Affiliates or any of its Subsidiaries (including, without limitation, the Employment Agreements and the Future Relations Agreement), any Investor Member and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Investor Member or Assignee shall be entitled to and may engage in or possess an interest in any other business venture, of every nature and description, independently or with others, whether or not competitive with the business of the Company.

                (b) Subject to the Employment Agreements and the Future Relations Agreement, as applicable, neither the Company nor any Members shall have any rights by virtue of this Agreement in any business ventures, or the income derived therefrom, of any Investor Member or Assignee.

                (c) Subject to the Future Relations Agreement, none of the Investor Members shall have any rights by virtue of this Agreement or the Company relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Company, any Investor Member or any such other Person.

        8.4     Return of Capital

                (a) Except pursuant to the Exchange Rights Agreement, no Investor Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution and winding up of the Company as provided herein.

                (b) Except to the extent provided by Exhibit B, or as otherwise expressly provided in this Agreement, no Investor Member or Assignee shall have priority over any other Member or Assignee, either as to the return of Capital Contributions or as to Net Income, Net Loss, or distributions.

        8.5     Rights of Investor Members Relating to the Company

                (a) In addition to the other rights provided by this Agreement or by the Company Act, and except as limited by Section 8.5(b) hereof, the Managing Member shall at all times cooperate with the Investor Members to promptly provide to the Investor Members all information reasonably requested by any or all of them in connection with any filing requirements (whether related to tax or otherwise) applicable to any Investor Member, and in addition, each Investor Member shall have the right, provided that such request is for a purpose reasonably related to such Investor Member's interest as a Member in the Company, upon written demand with a statement of the purpose of such demand and at such Investor Member's own expense:

                        (i) to obtain a copy of the Company's federal, state and
                local income tax returns for each Company Year;

                        (ii) to obtain a current list of the name and last known
                business, residence or mailing address of each Member; and

                        (iii) to obtain a copy of this Agreement and the
                Certificate and all amendments or restatements thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments and/or restatements thereto have been executed.

                (b) Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Investor Members, for such period of time as the Managing Member reasonably believes is necessary, any information that

                        (i) the Managing Member reasonably believes to be in the
                nature of trade secrets or other information, the disclosure of which the Managing Member reasonably believes is not in the best interests of the Company or could damage the Company or its business; or

                        (ii) the Company is required by law or by agreements
                with an unaffiliated third party to keep confidential;

        provided, however, that notwithstanding the provisions of this Section 8.5(b), the Investor Members shall in any event be entitled to obtain copies of the Company's tax returns and information reasonably needed by the Investor Member to prepare tax returns.

        8.6     Exchange Rights Agreement

                (a) The Initial Investor Members have been granted the right (and, in the event of a CharterMac Extraordinary Transaction, may in accordance with Section 8.2(d), have the obligation) to exchange all or a portion of their Special Common Units for cash from the Company or, at the option of the Managing Member, for CharterMac Common Shares from the Managing Member on the terms and subject to the conditions and restrictions contained in the Exchange Rights Agreement. Special Common Units that are exchanged for cash or CharterMac Common Shares shall be cancelled. If Special Common Units are exchanged for CharterMac Common Shares, the Capital Account of the Managing Member shall be increased in the amount that the Capital Accounts of the Investor Members exchanging such Special Common Units are decreased.

                (b) The Initial Investor Members and all successors, assignees and transferees (whether by operation of law, including without limitation by merger or consolidation, dissolution or liquidation of an Entity that is a Investor Member, or otherwise) shall be bound by the provisions of the Exchange Rights Agreement.

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

        9.1     Records and Accounting

                (a) The Managing Member shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the Company Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company's business, and to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 8.5(a) hereof. Subject to Section 8.5(b) hereof, any Investor Member (or its duly authorized representative), at the expense of such Investor Member, shall have the right at any time to inspect and copy from such books, records and documents during normal business hours upon reasonable notice, provided that such inspection and copying do not interfere with the normal business operations of the Company; and provided further that such inspection is for a purpose reasonably related to such Investor Member's interest as a Member of the Company.

                (b) Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

        9.2     Fiscal Year

                The fiscal year of the Company shall be the calendar year.

                                   ARTICLE 10
                                   TAX MATTERS

        10.1    Preparation of Tax Returns

                (a) The Managing Member shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use commercially reasonable efforts to furnish, within one hundred twenty (120) days of the close of each taxable year, the tax information reasonably required by Investor Members for federal and state income tax reporting purposes. In addition, the Managing Member shall, within seventy-five (75) days after the close of each taxable year, furnish each Investor Member with a list of states where Company income is reportable for such taxable year, together with an estimate of such income allocable to each such state.

        10.2    Tax Elections

                (a) The Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the Managing Member shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder effective for the calendar year in which the Effective Date occurs, except that, to the extent any such election affects the amount or timing of recognition of gain or taxable income or loss by the Investor Members, such election shall only be made with the Consent of the Investor Members, which shall not be unreasonably withheld.

                (b) The Managing Member shall elect the traditional method (without curative allocations) for purposes of eliminating the disparity between the book value and the tax basis of property for purposes of
        Section 704(c) of the Code (or reverse Section 704(c) allocation) with respect to the assets acquired pursuant to the Contribution Agreement and the Fried Contribution Agreement.

                (c) The Managing Member shall have the right to seek to revoke any tax election it makes, other than the elections described in the proviso to clause (a) and in clause (b) (which elections may be revoked only with the Consent of Investor Members, which shall not be unreasonably withheld), upon the Managing Member's determination, in its sole and absolute discretion, that such revocation is in the best interests of the Members, except that, to the extent any such revocation of election affects the amount or timing of recognition of gain or taxable income or loss by the Investor Members, such revocation of election shall only be made with the Consent of the Investor Members, which shall not be unreasonably withheld.

        10.3    Tax Matters Member

                (a) The Managing Member shall be the "tax matters partner" of the Company for federal income tax purposes. Notwithstanding anything to the contrary provided in this Agreement, the Managing Member shall comply with tax positions described in the Contribution Agreement and any audits shall be conducted in a manner provided for and consistent with the Contribution Agreement.

                (b) Upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Company, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Members and the Assignees; provided, that such information is provided to the Company by the Members and the Assignees. The Member and the Assignees shall have the right at their expense to participate in any audits and as and when provided in the Contribution Agreement shall be entitled to control such audits.

                (c) Except as provided in the Contribution Agreement, the tax matters partner is authorized, but not required:

                        (i) to enter into any settlement with the IRS with
                respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Members (provided that the tax matters partner shall not enter into a settlement agreement with the IRS with respect to matters addressed in the Contribution Agreement without the consent of the Investor Members, which consent shall be as provided in the Contribution Agreement), except that such settlement agreement shall not bind any Member

                                (A) who (within the time prescribed pursuant to
                        the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Member; or

                                (B) who is a "notice partner" (as defined in
                        Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

                        (ii) in the event that a notice of a final
                administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Company's principal place of business is located;

                        (iii) to intervene in any action brought by any other
                Member for judicial review of a final adjustment;

                        (iv) to file a request for an administrative adjustment
                with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                        (v) to enter into an agreement with the IRS to extend
                the period for assessing any tax which is attributable to any item required to be taken account of by a Member for tax purposes, or an item affected by such item; and

                        (vi) to take any other action on behalf of the Members
                or the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

               The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the Managing Member set forth in Section 7.5 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

                (d) (i) The tax matters partner shall receive no compensation for its services as such.

                        (ii) All third party costs and expenses incurred by the
                tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company.

                        (iii) Nothing herein shall be construed to restrict the
                Company from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable.

                (e) If there is a tax audit or judicial proceeding which could affect the timing or amount of any Investor Member's recognition of gain, taxable income or losses, then the Managing Member shall notify the Investor Members of such tax audit or judicial proceeding, provide the Investor Members with such information as the Investor Members shall reasonably request concerning such tax audit or judicial proceeding, permit the Investor Members to participate in such tax audit or judicial proceeding at their own expense.

        10.4    Organizational Expenses

                The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a sixty (60) month period as provided in Section 709 of the Code.

        10.5    Withholding

                (a) Each Investor Member hereby authorizes the Company to withhold from, or pay on behalf of or with respect to, such Investor Member any amount of federal, state, local, or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Investor Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Prior to withholding, the Managing Member shall endeavor to (i) provide reasonable advance notice to the Investor Members, which shall provide the basis for withholding and (ii) if requested, discuss the need to withhold with the Investor Members. The Managing Member shall permit an Investor Member who is subject to withholding to contest the obligation to withhold at its own expense.

                (b) (i) Any amount paid on behalf of or with respect to an Investor Member shall constitute a loan by the Company to such Investor Member, which loan shall be repaid by such Investor Member within fifteen (15) days after notice from the Managing Member that such payment must be made unless

                                (A) first, the Company withholds such payment
                        from a distribution which would otherwise be made to the Investor Member; or

                                (B) second, the Managing Member determines, in
                        its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Investor Member.

                        (ii) Any amounts withheld pursuant to the foregoing
                clauses (A) or (B) shall be treated as having been distributed to such Investor Member.

                (c) (i) Each Investor Member hereby unconditionally and irrevocably grants to the Company a security interest in such Investor Member's Membership Interest to secure such Investor Member's obligation to pay to the Company any amounts required to be paid pursuant to this
        Section 10.5.

                        (ii) (A) In the event that a Investor Member fails to
                pay when due any amounts owed to the Company pursuant to this
                Section 10.5, the Managing Member may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Investor Member, and in such event shall be deemed to have loaned such amount to such defaulting Investor Member and shall succeed to all rights and remedies of the Company as against such defaulting Investor Member.

                                (B) Without limitation, in such event, the
                        Managing Member shall have the right to receive distributions that would otherwise be distributable to such defaulting Investor Member until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the Managing Member shall be treated as having been distributed to the defaulting Investor Member and immediately paid by the defaulting Investor Member to the Managing Member in repayment of such loan.

                        (iii) Any amount payable by a Investor Member hereunder
                shall bear interest at the Interest Rate plus four (4) percentage points, but in no event higher than the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full.

                        (iv) Each Investor Member shall take such actions as the
                Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE 11
                           TRANSFERS AND RESIGNATIONS

        11.1    Transfer

                (a) No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11.

                (b) Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article 11 shall be null and void.

                (c) The Incapacity of a Member, in and of itself, shall not cause such Member to cease to be a Member or to dissolve or terminate the Company.

        11.2    Transfer of the Managing Member's Managing Member Interest

                The Managing Member may Transfer any or all of its Managing Member Interest to an Affiliate of the Managing Member. Except as expressly set forth herein or in connection with a CharterMac Extraordinary Cash Transaction permitted in accordance with Section 8.2(d), until five (5) years after the Effective Date, the Managing Member shall not transfer its Managing Member Interest without the Consent of the Investor Members, which may be withheld in their sole and absolute discretion.

        11.3    Investor Members' Rights to Transfer

                (a) Subject to Section 11.3(c), an Investor Member may not, without the prior written consent of the Managing Member (which may be granted or withheld in its sole and absolute discretion), Transfer all or any portion of its Membership Interest.

                (b) If an Investor Member is Incapacitated, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Investor Member's estate shall have all of the rights of an Investor Member, for the purpose of settling the Investor Member's estate or administering the Investor Member's property and such power as the Incapacitated Investor Member possessed to Transfer all or any part of his or its Membership Interest.

                (c) Notwithstanding Section 11.3(a), an Investor Member may Transfer all or any portion of its Membership Interest (i) pursuant to the Exchange Rights Agreement; (ii) to an Affiliate; (iii) to a charitable remainder trust or charitable annuity trust; or (iv) with respect to pledges, including Transfers following foreclosure or other exercise of remedies following default with respect to such pledges, provided, however, in the case of an Investor Member who is a party to a Lock-Up Agreement only to the extent such pledge is permitted pursuant to such Lock-Up Agreement. Notwithstanding the foregoing, the consent of the Managing Member shall be required and may be withheld in its sole and absolute discretion if a Transfer (w) would cause the number of Investor Members and Assignees to exceed ninety nine, (x) would violate then applicable federal or state securities laws rules or regulations,
        (y) would result in the Company being treated as an association taxable as a corporation for federal income tax purposes, or (z) would be to any Person, other than an Affiliate, who holds, or who would have the right to hold, as a result of such Transfer more than 10% of the CharterMac Common Shares; provided that nothing in clauses (w) or (z) shall prohibit a pledgee or purchaser upon foreclosure or exercise of rights by a pledgee following a default by a pledgor pursuant to a pledge (to the extent permitted by any applicable Lock-Up Agreement) from acquiring title to the Special Common Units to the extent permitted under the Lock-Up Agreements, except that to the extent such pledgee's taking of title would result in the number of Investor Members and Assignees exceeding ninety nine, such pledgee or such purchaser shall immediately exchange such Special Common Units pursuant to the Exchange Rights Agreement.

                (d) Any Transfer in contravention of any of the provisions of this Section 11.3 shall be void and ineffectual and shall not be binding upon, or recognized by, the Company.

        11.4    Substituted Investor Members

                (a) (i) No Investor Member shall have the right to cause a Permitted Transferee to be admitted to the Company as an Investor Member in his place other than a Permitted Transferee pursuant to Section 11.3(c).

                        (ii) Except with respect to a Permitted Transferee
                pursuant to Section 11.3(c), the Managing Member shall have the right to consent to the admission of a Permitted Transferee of the Membership Interest of an Investor Member pursuant to this
                Section 11.4 as a Substituted Investor Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion.

                        (iii) The Managing Member's failure or refusal to permit
                such Permitted Transferee to become a Substituted Investor Member shall not give rise to any cause of action against the Company or any Member.

                (b) A Permitted Transferee who has been admitted as a Substituted Investor Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of an Investor Member under this Agreement.

                (c) (i) No Permitted Transferee will be admitted as a Substituted Investor Member unless such transferee has furnished to the Managing Member

                                (A) evidence of acceptance in form satisfactory
                        to the Managing Member of all of the terms and conditions of this Agreement and the Exchange Rights Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, and

                                (B) such other documents or instruments as may
                        be required in the sole and absolute discretion of the Managing Member in order to effect such Person's admission as a Substituted Investor Member.

                        (ii) Upon the admission of a Substituted Investor
                Member, without the need for any additional act or consent of any Person, the Managing Member shall amend Exhibit A to reflect the name, address, number of Units, and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Investor Member.

        11.5    Assignees

                (a) If the Managing Member, in its sole and absolute discretion, does not consent to the admission of any Permitted Transferee as a Substituted Investor Member, as described in Section 11.4(a), such transferee shall be considered an Assignee for purposes of this Agreement.

                (b) An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Company and the share of Net Income, Net Losses and any other items, gain, loss deduction and credit of the Company attributable to the Units assigned to such transferee, but shall not be deemed to be a holder of Units for any other purpose under this Agreement, and shall not be entitled to vote such Units in any matter presented to the Members for a vote (such Units being deemed to have been voted on such matter in the same proportion as all other Units held by Members are voted).

                (c) In the event any Permitted Transferee desires to make a further assignment of any such Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Member desiring to make an assignment of Units.

        11.6    General Provisions

                (a) No Member may resign from the Company other than as a result of a permitted Transfer of all of such Member's Units in accordance with this Article 11.

                (b) Any Member which shall Transfer all of its Units in a Transfer permitted pursuant to this Article 11 shall cease to be a Member upon the effective date of the Transfer.

                (c) Other than pursuant to the Exchange Rights Agreement or with the consent of the Managing Member, Transfers pursuant to this Article 11 may only be made as of the first day of a fiscal quarter of the Company, or upon foreclosure or exercise of rights following a default by a pledgor pursuant to a pledge permitted by a Lock-up Agreement.

                (d) (i) If any Unit is transferred or assigned during a Company Year in compliance with the provisions of this Article 11 or exchanged pursuant to the Exchange Rights Agreement on any day other than the first day of a Company Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Unit for such Company Year shall be divided and allocated between the transferor Member and the transferee Member by taking into account their varying interests during the Company Year in accordance with Section 706(d) of the Code, using the interim closing of the books method.

                        (ii) Solely for purposes of making such allocations,
                each of such items for the calendar month in which the Transfer or assignment occurs shall be allocated to the transferee Member, and none of such items for the calendar month in which an exchange, transfer or assignment occurs shall be allocated to the transferor Member, provided, however, that the Managing Member may adopt such other conventions relating to allocations in connection with transfers, assignments, or exchanges as it determines are necessary or appropriate.

                        (iii) All distributions of Available Cash attributable
                to Units, with respect to which the Company Record Date is before the date of such transfer, assignment, or exchange of such Units, shall be made to the transferor Member, and in the case of a transfer or assignment other than an exchange, all distributions of Available Cash thereafter attributable to such Units shall be made to the transferee Member.

        11.7    Certificates for Units

                At all times that the Units are certificated, the following shall apply:

                (a) Each certificate for Units shall be executed by such Persons as are designated by the Managing Member.

                (b) Upon surrender for registration of Transfer of any certificate for Units, and subject to the further provisions of this
        Section 11.7 and the limitations on Transfer contained elsewhere in this Agreement, the Company will cause the execution, in the name of the registered holder or the designated transferee, of one or more new certificates, evidencing the same Units as did the certificate surrendered. Every certificate surrendered for registration of Transfer shall be duly endorsed, or be accompanied by a written instrument of Transfer in form satisfactory to the Managing Member duly executed, by the registered holder thereof or such holder's authorized attorney.

                (c) The Company shall issue a new certificate for Units in place of any certificate previously issued if the record holder of the certificate (i) makes proof by affidavit, in form and substance satisfactory to the Managing Member, that a previously issued certificate has been lost, destroyed or stolen, (ii) requests the issuance of a new certificate before the Company has received notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (iii) indemnifies the Company, as registrar, against any claim that may be made on account of the alleged loss, destruction or theft of the certificate, and (iv) satisfies any other reasonable requirements imposed by the Managing Member.

                (d) Units in the Company evidenced by a certificate shall constitute securities for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction (the "UCC"). Units in the Company not evidenced by a certificate shall not constitute securities for all purposes of Article 8 of the UCC. Delaware law shall constitute the local law of the Company's jurisdiction in its capacity as the issuer of Units.

                                   ARTICLE 12
                              ADMISSION OF MEMBERS

        12.1    Admission of Successor Managing Member

                (a) A transferee of all of the Managing Member Interest pursuant to Section 11 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member effective immediately upon such transfer upon the satisfaction of the terms and conditions set forth in Section 12.1(b).

                (b) A Person shall be admitted as a substitute or successor Managing Member of the Company only if the following terms and conditions are satisfied:

                        (i) the Person to be admitted as a substitute or
                additional Managing Member shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be reasonably required or appropriate as determined by counsel for the Company in order to effect the admission of such Person as a Managing Member; and

                        (ii) if the Person to be admitted as a substitute or
                additional Managing Member is an Entity it shall have provided the Company with evidence satisfactory to counsel for the Company of such Person's authority to become a Managing Member and to be bound by the terms and provisions of this Agreement.

        12.2    Admission of Additional Investor Members

                (a) A Person who is issued Membership Interests in the Company pursuant to Section 4.3 of this Agreement shall be admitted to the Company as an Additional Investor Member only upon furnishing to the Managing Member:

                        (i) evidence of acceptance in form satisfactory to the
                Managing Member of all of the terms and conditions of this Agreement and the Exchange Rights Agreement (if applicable), including, without limitation, the power of attorney granted in
                Section 2.4 hereof, and

                        (ii) such other documents or instruments as may be
                required in the sole and absolute discretion of the Managing Member in order to effect such Person's admission as an Additional Investor Member.

                (b) (i) Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Investor Member without the Consent of the Investor Members in accordance with Section 8.2.

                        (ii) The admission of any Person as an Additional
                Investor Member shall become effective on the date upon which the name of such Person is recorded on Exhibit A to this Agreement, following the Consent of the Investor Members to such admission.

        12.3    Amendment of Agreement and Certificate

                For the admission to the Company of any Member, without the need for any additional act or consent of any Person, the Managing Member shall take all steps necessary and appropriate under the Company Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

        13.1    Dissolution

                (a) The Company shall not be dissolved by the admission of Substituted Investor Members or Additional Investor Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement.

                (b) The Company shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

                        (i) an election to dissolve the Company made by the
                Managing Member, with any required Consent of the Investor Members in accordance with Section 8.2;

                        (ii) entry of a decree of judicial dissolution of the
                Company pursuant to Section 18-802 of the Company Act;

                        (iii) the sale of all or substantially all of the assets
                and properties of the Company; and

                        (iv) any time there are no members of the Company,
                unless the Company is continued without dissolution in accordance with the Company Act.

        13.2    Winding Up

                (a) (i) Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members.

                        (ii) No Member shall take any action that is
                inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs.

                        (iii) The Managing Member, or, in the event there is no
                remaining Managing Member, any Person elected with the Consent of the Investor Members to act as liquidating trustee (the Managing Member or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of common stock or other securities of the Managing Member) shall be applied and distributed in the following order, unless otherwise required by mandatory provisions of applicable law:

                                (A) First, to the satisfaction of all of the
                        Company's debts and liabilities to creditors other than the Members (whether by payment or reasonable provision for payment thereof);

                                (B) Second, to the satisfaction of all of the
                        Company's debts and liabilities to the Managing Member (whether by payment or reasonable provision for payment thereof);

                                (C) Third to the satisfaction of all of the
                        Company's debts and liabilities to the other Members (whether by payment or reasonable provision for payment thereof); and

                                (D) The balance, if any, to the Managing Member
                        and Investor Members to the extent of and in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

                        (iv) The Managing Member shall not receive any
                additional compensation for any services performed pursuant to this Article 13.

                        (v) Any distributions pursuant to this Section 13.2(a)
                shall be made by the end of the Company's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

                (b) (i) Notwithstanding the provisions of Section 13.2(a) hereof which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company's assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any asset except those necessary or advisable to satisfy liabilities of the Company (including those to Members as creditors) or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation.

                        (ii) Any such distributions in kind shall be made only
                if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interests of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.

                        (iii) The Liquidator shall determine the fair market
                value of any property distributed in kind using such reasonable method of valuation as it may adopt.

                (c) In the reasonable discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Managing Member and Investor Members pursuant to this Article 13 may be:

                        (i) distributed to a trust established for the benefit
                of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent, conditional or unmatured liabilities or obligations of the Company or the Managing Member arising out of or in connection with the Company; the assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement; or

                        (ii) withheld or escrowed to provide a reasonable
                reserve for Company liabilities (contingent, conditional, unmatured or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 13.2(a) hereof as soon as practicable.

        13.3    No Obligation to Contribute Deficit

                If any Member has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

        13.4    Rights of Investor Members

                Except as otherwise provided in this Agreement, each Investor Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company.

        13.5    Notice of Dissolution

                In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election by one or more Members pursuant to
Section 13.1 hereof, result in a dissolution of the Company, the Managing Member shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members.

        13.6    Termination of Company and Cancellation of Certificate

                Upon the completion of the winding up of the Company's affairs, as provided in Section 13.2 hereof, the Company shall be terminated by the filing of a certificate of cancellation with the Secretary of State of the State of Delaware pursuant to the Company Act, and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company in jurisdictions other than Delaware shall be taken.

        13.7    Reasonable Time for Winding Up

                A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect among the Members during the period of winding up.

        13.8    Waiver of Partition

                Each Member hereby waives any right to partition of the Company property.

                                   ARTICLE 14
                   AMENDMENT OF OPERATING AGREEMENT; MEETINGS

        14.1    Amendments

                (a) (i) Amendments to this Agreement may only be proposed by the Managing Member.

                        (ii) (A) Except as set forth in Section 14.1(b) hereof,
                the Managing Member shall submit any proposed amendment to the Investor Members for their consent.

                                (B) Except as provided in Section 14.1(b) or
                        14.1(c) hereof a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the Managing Member and it receives the Consent of the Investor Members in accordance with Section 8.2 hereof.

                (b) (i) Notwithstanding Section 14.1(a) hereof, the Managing Member shall have the power, without the Consent of the Investor Members, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                                (A) to reflect the admission, substitution,
                        termination, or resignation of Members in accordance with this Agreement (which may be effected through the Amendment or replacement of Exhibit A);

                                (B) to set forth the designations, rights,
                        powers, duties, and preferences of the holders of any additional Membership Interests issued pursuant to
                        Section 4.3 hereof; and

                                (C) to satisfy any requirements, conditions, or
                        guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law, provided that there is no adverse effect on the Special Common Units or rights pertaining thereto.

                        (ii) The Managing Member shall provide notice to the
                Investor Members when any action under this Section 14.1(b) is taken in the next regular communication to the Investor Members.

                (c) Notwithstanding Section 14.1(a) and 14.1(b) hereof, this Agreement shall not be amended with respect to any Member adversely affected without the consent, in accordance with Section 14.2, of such Member adversely affected if such amendment would:

                        (i) modify the limited liability of an Investor Member
                in a manner adverse to such Investor Member;

                        (ii) alter rights of the Member to receive distributions
                pursuant to Article 5 or Article 13, or the allocations specified in Article 6 (except as permitted pursuant to Article 4 and Section 14.1(b)(i)(C) hereof); or

                        (iii) amend this Section 14.1(c).

        This Section 14.1(c) does not require unanimous consent of all Members adversely affected unless the amendment is to be effective against all Members adversely affected.

        14.2    Meetings of the Members

                (a) (i) Meetings of the Members may be called from time to time by the Managing Member and shall be called upon the receipt by the Managing Member of a written request by Investor Members holding twenty-five percent (25%) or more of the Special Common Units.

                        (ii) Notice of any such meeting shall be given to all
                Members not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting.

                        (iii) The request shall state the nature of the business
                to be transacted.

                        (iv) Members may vote in person or by proxy at such
                meeting.

                        (v) Whenever the vote or consent of the Members is
                permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or class thereof or may be given in accordance with the procedure prescribed in Section 14.2(b) hereof.

                (b) (i) Any action required or permitted to be taken at a meeting of the Members or class thereof may be taken without a meeting if a written consent setting forth the action so taken is signed by the Members holding the requisite percentage of Membership Interests as is expressly required by this Agreement.

                        (ii) Such consent may be in one instrument or in several
                instruments, and shall have the same force and effect as a vote at a meeting.

                        (iii) Such consent shall be filed with the Managing
                Member.

                        (iv) An action so taken shall be deemed to have been
                taken at a meeting held on the effective date of the consent as certified by the Managing Member.

                (c) (i) Each Investor Member may authorize any Person or Persons to act for him by proxy on all matters in which an Investor Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.

                        (ii) Every proxy must be signed by the Investor Member
                or his attorney in fact and a copy thereof delivered to the Company.

                        (iii) No proxy shall be valid after the expiration of
                eleven (11) months from the date thereof unless otherwise provided in the proxy.

                        (iv) Every proxy shall be revocable at the pleasure of
                the Investor Member executing it, such revocation to be effective upon the Managing Member's receipt of written notice of such revocation from the Investor Member executing such proxy.

                (d) Each meeting of the Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate.

                                   ARTICLE 15
                               GENERAL PROVISIONS

        15.1    Addresses and Notice

                Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by overnight delivery or via facsimile to the Member or Assignee at the address set forth in Schedule A or such other address of which the Member shall notify the Managing Member in writing.

        15.2    Titles and Captions

                All article or section titles or captions in this Agreement are for convenience only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

        15.3    Pronouns and Plurals

                Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

        15.4    Further Action

                The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

        15.5    Binding Effect

                This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        15.6    Creditors

                Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

        15.7    Waiver

                No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

        15.8    Counterparts

                This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

        15.9    Applicable Law

                This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

        15.10   Invalidity of Provisions

                If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

        15.11   Entire Agreement

                This Agreement, together with the Contribution Agreement, the Fried Contribution Agreement and the other Collateral Agreements (as defined in the Contribution Agreement), contains the entire understanding and agreement among the Members with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

        15.12   Merger

                Subject to Section 8.2(b), solely upon the consent of the Managing Member and without the need for the consent of any other Person, including any Investor Member, the Company may merge with, or consolidate into, any Person or Entity in accordance with the Company Act.

        15.13   No Rights as Stockholders or Beneficial Owners

                Nothing contained in this Agreement shall be construed as conferring upon the holders of the Units any rights whatsoever as stockholders of the Managing Member or beneficial owners of CharterMac, including, without limitation, any right to receive dividends or other distributions made to equity owners or to vote or to consent or receive notice as equity owners in respect to any meeting of equity owners for the election of directors of the Managing Member or trustees of CharterMac or any other matter.

                            [SIGNATURE PAGE FOLLOWS]

        Signature Page to Amended and Restated Operating Agreement of CharterMac Capital Company, LLC by and among the undersigned and the other parties thereto.

                                MANAGING MEMBER:


                                CHARTERMAC CORPORATION


                                By: /s/ Alan P. Hirmes
                                   ---------------------------------------------
                                Name:  Alan P. Hirmes
                                Title: Chief Operating Officer


                                INVESTOR MEMBERS:


                                APH ASSOCIATES L.P.

                                By: APH Associates, Inc., its general partner

                                    By: /s/ Alan P. Hirmes
                                        ----------------------------------------
                                        Name: Alan P. Hirmes
                                        Title: President


                                DLK ASSOCIATES L.P.

                                By: DLK Associates, Inc., its general partner

                                    By: /s/ Denise L. Kiley
                                        ----------------------------------------
                                        Name: Denise L. Kiley
                                        Title: President




                                /s/ J. Michael Fried
                                ----------------------------
                                J. Michael Fried

                                FRIED FAMILY 2001 TRUST

                                   By: /s/ Mark Walfish
                                       -----------------------------------------
                                       Mark Walfish
                                       Trustee

                                   By: /s/ David Silvers
                                       -----------------------------------------
                                       David Silvers
                                       Trustee


                                MARC ASSOCIATES, L.P.

                                By:  Marc Associates, Inc., its general
                                     partner

                                     By: /s/ Marc D. Schnitzer
                                         --------------------------------------
                                         Name: Marc D. Schnitzer
                                         Title: President


                                RELATED GENERAL II L.P.

                                By:  RCMP, Inc., its general partner

                                     By: /s/ Jeff T. Blau
                                         ---------------------------------------
                                         Name: Jeff T. Blau
                                         Title: Vice President


                                SJB ASSOCIATES L.P.

                                By: SJB Associates, Inc., its general partner

                                     By: /s/ Stuart J. Boesky
                                         ---------------------------------------
                                         Name: Stuart J. Boesky
                                         Title: President

                                   Schedule A
                                   ----------

                              Addresses for Notices
                              ---------------------

If to APH Associates L.P.:

              c/o Related Capital Company
              625 Madison Avenue
              New York, NY 10022
              Attention: Mr. Alan P. Hirmes

If to DLK Associates L.P.:

              c/o Related Capital Company
              625 Madison Avenue
              New York, NY 10022
              Attention: Ms. Denise L. Kiley

If to Marc Associates, L.P.:

              c/o Related Capital Company
              625 Madison Avenue
              New York, NY 10022
              Attention: Mr. Marc D. Schnitzer

If to SJB Associates L.P.:

              c/o Related Capital Company
              625 Madison Avenue
              New York, NY 10022
              Attention: Mr. Stuart J. Boesky

If to Related General II L.P.:

              c/o Related Capital Company
              625 Madison Avenue
              New York, NY 10022
              Attention: Mr. Jeff Blau

with a copy to:

              Michael Orbison, Esq.
              625 Madison Avenue
              New York, NY 10022
and with a copy to:

              Proskauer Rose LLP
              1585 Broadway
              New York, NY 10036
              Attention: Steven Fishman, Esq.

If to J. Michael Fried or the Fried Family 2001 Trust:

               c/o Phoenix Realty Group
               535 Madison Avenue, 26th Floor
               New York, New York 10022
               Attention: J. Michael Fried

with a copy to:

               Manatt, Phelps & Phillips, LLP
               1675 Broadway
               New York, New York 10019
               Attention:  Peter Olberg, Esq.

If to CharterMac Corporation:

               c/o Related Capital Company
               625 Madison Avenue
               New York, NY 10022
               Attention: Alan P. Hirmes

with a copy to:

               Paul, Hastings, Janofsky & Walker LLP
               75 East 55th Street
               New York, NY 10022
               Attention: Mark Schonberger, Esq.

                                    Exhibit A
                                    ---------

                        Members and Membership Interests

                                         Type of                    Number of            Initial Capital
Name                                     Interest                     Units               Contribution
------------------------------  ----------------------------  ---------------------  ----------------------
CharterMac Corporation          Managing Member               100 Common Units       $ 49,500,000

APH Associates L.P.             Investor Member               Special Common Units*  $ ____

DLK Associates L.P.             Investor Member               Special Common Units*  $ ____

Fried Family 2001 Trust         Investor Member               330,896.138 Special    $ 5,883,333.33
                                                              Common Units

J. Michael Fried                Investor Member               661,792.276 Special    $ 11,766,666.67
                                                              Common Units

Marc Associates L.P.            Investor Member               Special Common Units*  $ ____

SJB Associates L.P.             Investor Member               Special Common Units*  $ ____

Related General II, L.P.        Investor Member               (i) 10,000,000         $ 177,800,000
                                                              Special Common Units

                                                              (ii) Special Common    $ ____
                                                              Units*





----------
* The Special Common Units for these Investor Members (for the avoidance of doubt, excluding the Fried entities), aggregating 4,912,823.586 Special Common Units (excluding the 10,000,000 Special Common Units issued to Related General II, L.P. at the Closing), will be allocated among such Investor Members as determined among them post-Closing.

                                    Exhibit B
                                    ---------

                                   Allocations

1. Allocation of Net Income and Net Loss.

        (a) Net Income. Except as otherwise provided in this Exhibit B, Net Income (or items thereof) (other than Net Income, or items thereof, arising in connection with a Terminating Capital Transaction) for any Company Year or other applicable period shall be allocated to the holders of Common Units.

        (b) Net Loss. Except as otherwise provided in this Exhibit B, Net Loss (or items thereof) of the Company for each Company Year or other applicable period shall be allocated to the holders of Common Units. Notwithstanding the preceding sentence, to the extent any Net Loss (or items thereof) allocated to a Member under this subsection (b) would cause such Member (hereinafter, a "Restricted Member") to have an Adjusted Capital Account Deficit, or increase the amount of an existing Adjusted Capital Account Deficit, as of the end of the Company Year or other applicable period to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Member and instead shall be allocated to the other Member(s) (hereinafter, the "Permitted Members") pro rata in accordance with each Permitted Member's Units.

        (c) Terminating Capital Transaction; Liquidation. Allocations of Net Income or Net Loss (or items thereof) in connection with a Terminating Capital Transaction or liquidation of the Company shall be made as follows:

                (i) first, so that, to the extent possible, each Investor Member's Capital Account balance is equal to such Member's Adjusted Contribution;

                (ii) second, to the Investor Members an amount of Net Income (or items thereof) equal to the Accrued Distributions and the interest thereon;

                (iii) third, to the Managing Member an amount of Net Income (or items thereof) equal to the sum of (A) .40 multiplied by the sum of (x) the initial Adjusted Contributions of the Investor Members and (y) the unreturned Capital Contributions of the Managing Member from time to time plus (B) 6% per annum, compounded annually, on the foregoing amount;

                (iv) fourth, any remaining Net Income shall be allocated to the Investor Members and to the Managing Member in accordance with their "Liquidation Percentages." The "Liquidation Percentage" of the Investor Members shall be equal to 5% multiplied by a fraction, the numerator of which is the number of Special Common Units held by the Investor Members on the date of determination and the denominator of which is the number of Special Common Units issued pursuant to the Contribution Agreement and the Fried Contribution Agreement. The Liquidation Percentage of the Managing Member shall equal 100% minus the Liquidation Percentage of the Investor Members;

                (v) fifth, any remaining Net Loss shall be allocated to the Members in accordance with the positive balances in their Capital Accounts; and

                (vi) sixth, any remaining Net Loss shall be allocated to the Members in accordance with their Liquidation Percentages.

Notwithstanding subparagraph (vi), to the extent any Net Loss (or items thereof) would be allocated to a Restricted Member under this subsection (c), such Net Loss shall not be allocated to such Restricted Member and instead shall be allocated to the Permitted Members pro rata in accordance with each Permitted Member's Units.

        (d) Rules of Construction.

                (i) Capital Account Increases. For purposes of making allocations pursuant to subsection 1(c) of this Exhibit B, a Member's Capital Account balance shall be deemed to be increased by such Member's share of any Partnership Minimum Gain and Partner Minimum Gain remaining at the close of the Company Year in respect of which such allocations are being made.

                (ii) Change in Membership Interests. In the event any Member's Membership Interest changes during a fiscal year for any reason, including without limitation, the Transfer of any interest in the Company, the tax allocations contained in this Exhibit B shall be applied as necessary to reflect the varying interests of the Members during such year.

2. Special Allocations. Notwithstanding any provisions of section 1 of this Exhibit B, the following special allocations shall be made.

        (a) Minimum Gain Chargeback (Nonrecourse Liabilities). Except as otherwise provided in Section 1.704 2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Company Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain to the extent required by Regulations
Section 1.704-2(f). The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (i) of the Regulations. This subsection 2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subsection 2(a) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

        (b) Partner Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Company Year, each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt to the extent and in the manner required by
Section 1.704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections

1.704-2(i)(4) and (j)(2) of the Regulations. This subsection 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subsection 2(b) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

        (c) Qualified Income Offset. In the event a Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such Member has an Adjusted Capital Account Deficit, items of Company income (including gross income) and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible as required by the Regulations. This subsection 2(c) is intended to constitute a "qualified income offset" under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

        (d) Other Chargeback of Impermissible Negative Capital Account. To the extent any Member has an Adjusted Capital Account Deficit at the end of any Company Year, each such Member shall be specially allocated items of Company income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this section 2(d) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Exhibit B have been tentatively made as if this section 2(d) were not in the Agreement.

        (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Members in accordance with their Liquidation Percentages.

        (f) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Member that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Regulations).

        (g) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Section 734(b) of the Code or
Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Members in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

        (h) Gross Income Allocation. There shall be specially allocated to the Investor Members an amount of Company gross income during each Company Year, or portion thereof, before any other allocations are made hereunder other than the Partner Minimum Gain Chargeback, which is equal to the excess, if any, of the cumulative distributions made to the Investor Members under Section 5.1(a) and
Section 5.1(b) of the Agreement over the cumulative allocations of Company gross income to the Investor Members pursuant to this
Section 2(h) of this Exhibit B.

        (i) Allocation Among Investor Members. Any allocation to the Investor Members will be made to each Investor Member in proportion to the number of Special Common Units owned by such Investor Member.

3. Tax Allocations.

        (a) Items of Income or Loss. Except as is otherwise provided in this Exhibit B, an allocation of Net Income or Net Loss to a Member shall be treated as an allocation to such Member of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)) ("Tax Items") that is taken into account in computing Net Income or Net Loss.

        (b) Section 1245/1250 Recapture. If any portion of gain from the sale of Company assets is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then such Affected Gain shall be allocated among the Members in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated. This subsection 3(b) shall not alter the amount of Net Income (or items thereof) allocated among the Members, but merely the character of such Net Income (or items thereof). For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

        (c) Precontribution Gain, Revaluations. With respect to any Contributed Property, the Company shall use any permissible method contained in the Regulations promulgated under Section 704(c) of the Code selected by the Managing Member, with the Consent of the Investor Members, which shall not be unreasonably withheld, to take into account any variation between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution ("Precontribution Gain"). Notwithstanding the foregoing, with respect to the assets acquired pursuant to the Contribution Agreement and the Fried Contribution Agreement, the Managing Member shall select the traditional method (without curative allocations). In order to avoid duplicative allocations of income, any allocation of income pursuant to Section 704(c) of the Code with respect to receivables contributed to the Company pursuant to the Contribution Agreement and the Fried Contribution Agreement shall reduce amounts to be allocated pursuant to Section 2(h) of this Exhibit B. Each Member hereby agrees to report income, gain, loss and deduction on such Member's federal income tax return in a manner consistent with the method used by the Company. If any asset has a Gross Asset Value which is different from the Company's adjusted basis for such asset for federal income tax purposes because the Company has revalued such asset pursuant to Regulations Section 1.704-1(b)(2)(iv)(f), the allocations of Tax Items shall be made in accordance with the principles of Section 704(c) of the Code and the Regulations and the methods of allocation promulgated thereunder selected by the Managing Member, with the Consent of the Investor Members, which shall not be unreasonably withheld.

                                    Exhibit C
                                    ---------

                            Exchange Rights Agreement
                            -------------------------

                                                              Exhibit D
                                                              ---------
                                          CERTIFICATE FOR [COMMON/SPECIAL COMMON] UNITS IN
                                                   CHARTERMAC CAPITAL COMPANY, LLC
                                                A Delaware Limited Liability Company
THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), THE SECURITIES LAWS OF ANY STATE (THE "STATE ACTS") OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE BEING OFFERED
AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE UNITS HAVE NOT BEEN
APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY ANY STATE SECURITIES COMMISSION OR BY ANY OTHER REGULATORY
AUTHORITY OF ANY OTHER JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEITHER THE UNITS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME
EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM
REGISTRATION UNDER THE SECURITIES ACT OR FOR WHICH SUCH REGISTRATION IS OTHERWISE NOT REQUIRED AND (B) PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS
OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED.

THE UNITS REPRESENTED BY THIS CERTIFICATE EVIDENCE THE PROPORTIONATE AMOUNT OF SUCH HOLDER'S LIMITED LIABILITY COMPANY INTEREST IN
THE COMPANY. THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE LIMITED LIABILITY
COMPANY AGREEMENT OF THE COMPANY. A STATEMENT OF THE RELATIVE RIGHTS AND PREFERENCES OF THE COMPANY'S LIMITED LIABILITY COMPANY
INTERESTS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST WITHOUT CHARGE.

THERE IS NO PUBLIC MARKET FOR THE UNITS AND NONE IS EXPECTED TO DEVELOP. THEREFORE, RECIPIENTS OF UNITS WILL BE REQUIRED TO BEAR THE
RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Certificate No. ______________________                                                                      ______________________
                                                                                              No. of [Common/Special Common] Units

CharterMac Capital Company, LLC, a Delaware limited liability company (the "Company"), hereby certifies that
________________________________ _____________________(the "Holder") is the registered owner of ____ [Common Units/Special Common
Units] in the Company ("Units"). The rights, powers and privileges associated with such Units are set forth in the Amended and
Restated Limited Liability Company Agreement of the Company dated as of November 17, 2003 (the "Company Agreement"), as the same may, from time to time, be amended or amended and restated, copies of which are on file at the principal office of the Company. The terms of the Company Agreement are incorporated herein by reference.

The Holder, by accepting this Certificate, is deemed to have agreed to become a member of the Company, if admitted as such in accordance with the terms of the Company Agreement, and to comply with and be bound by, and to have executed, the Company Agreement.

The Units in the Company evidenced by this certificate shall constitute securities for all purposes of Article 8 of the Uniform
Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company's jurisdiction in its capacity as the issuer of the Units.

This Certificate and the Units evidenced hereby are transferable in accordance with the terms of the Company Agreement (subject to the limitations on transfer therein contained). No Units may be transferred unless and until this Certificate, or a written instrument of transfer satisfactory to the Company, is duly endorsed or executed for transfer by the Holder or the Holder's duly authorized attorney, and this Certificate (together with any separate written instrument of transfer) is delivered to the Company for registration of transfer.



                                                                                CHARTERMAC CAPITAL COMPANY, LLC
ATTEST:

___________________________                                                     By: ___________________________
Secretary                                                                           Name:
                                                                                    Title:
Dated: __________________________


                                                [FORM OF REVERSE SIDE OF CERTIFICATE]

                                                       ASSIGNMENT OF INTEREST



                FOR VALUE RECEIVED, the undersigned (the "Assignor"), hereby assigns, conveys, sells and transfers unto:

____________________________________________________________________________________________________________________________________

____________________________________________________________________________________________________________________________________
                                       Please print or typewrite Name and Address of Assignee


___________________________        Please insert Social Security or other Taxpayer
                                   Identification Number of Assignee

__________ of the Units evidenced by this Certificate. Assignor irrevocably constitutes and appoints the Company as its attorney-in-fact with full power of substitution to transfer the above-referenced number of Units on the books of the Company.

Date: _____________________                                                                     ____________________________________
                                                                                                             Signature